FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES Q4 AND 2006 YEAR END RESULTS

Toronto, Ontario, February 22, 2007. SunOpta Inc. (SunOpta or the Company) (Nasdaq - STKL) (TSX – SOY) today announced results for the fourth quarter and year ended December 31, 2006. All amounts are expressed in U.S. dollars.

The Company achieved record revenues for the three months ended December 31, 2006, realizing its 37th consecutive quarter of increased revenue growth versus the same quarter in the previous year. Revenues in the fourth quarter increased by 33.9% to $163,506,000 compared to $122,070,000 in the fourth quarter of the prior year. Fourth quarter revenues were the highest of any quarter in the Company’s history and reflect continued strong growth in core business segments.

For the year ended December 31, 2006 revenues increased 40.3% to $598,026,000 as compared to $426,101,000 in the prior year. Internal growth of 16.1% was realized during the year with 18.4% internal growth realized within the SunOpta Food Group.

Net earnings in the quarter rose 33.4% to $2,080,000 or $0.04 per diluted common share as compared to $1,559,000 or $0.03 per diluted common share in the fourth quarter of 2005, after absorbing pre-tax costs of $1,601,000 related to the frozen fruit recall previously announced by SunOpta’s subsidiary, Cleugh’s Frozen Foods Inc. These costs include $822,000 of direct expenses incurred by SunOpta and our affected customer and $779,000 in costs to voluntarily rework product that was produced during the period in question. This recall was an isolated incident and the Company has captured all the known costs within the fourth quarter.

Net earnings for the year were $10,959,000 or $0.19 per diluted common share as compared to $13,558,000 or $0.24 per diluted common share in the previous year which included a dilution gain of $0.08 per diluted common share related to the initial public offering of Opta Minerals. The 2006 results also include a significant segment operating loss within the Company’s sunflower business of $3,948,000 due to very poor crop conditions as compared to segment operating income in the previous year of approximately $2,000,000.

Segment operating income within the SunOpta Food Group increased from $4,670,000 in the fourth quarter of 2005 to $5,385,000, reflecting a 15.3% increase despite the costs associated with the previously noted recall. Segment operating income for the year in the SunOpta Food Group was $23,007,000 as compared to $16,245,000 in 2005, a 41.6 % increase. Segment operating earnings growth for 2006 was lead by a 323.0% increase in the SunOpta Canadian Food Distribution Group, a 102.2% increase in the SunOpta Fruit Group and a 39.8% increase in the SunOpta Ingredients Group, partially offset by a 26.9% decrease in the Grains and Foods Group due to the sunflower issue.

Opta Minerals Inc. realized a significant increase in both revenues and operating income in the fourth quarter and year as compared to 2005. Revenues in the fourth quarter were $16,071,000, representing an 87.7% increase versus revenues of $8,562,000 in the fourth quarter of 2005. Segment operating income increased to $1,462,000 in the quarter, an increase of 263.7%. For the year Opta Minerals achieved revenues of $64,261,000 versus $34,659,000, an increase of 85.4%, and segment operating income increased 80.6% to $6,876,000 as compared to $3,808,000 in the previous year.

Interest in the SunOpta BioProcess Group’s technology and equipment for the pre-treatment of biomass for the production of cellulosic ethanol remains high and the Group is now rapidly expanding its staff and pursuing additional supply contracts and partners. Results for the fourth quarter primarily reflect work on the Celunol contract. Equipment has been shipped as well with respect to the contract with Abener Energia S.A. Both of these contracts are expected to be completed in the first half of 2007. During the fourth quarter the Group’s proprietary technology was commissioned in China and is currently being operated around the clock in the production of cellulosic ethanol. The Group has been working diligently on its previously announced financing to raise approximately $30 million into this business, which will be used primarily in the construction and ownership cellulosic ethanol production facilities in Canada in partnership with Greenfield Ethanol, Inc.

SunOpta has confirmed revenue guidance for 2007 of $740 to $760 million and earnings guidance of $0.35 to $0.40 per diluted common share reflecting continued growth, further leverage in selling, general and administration costs and improved margins resulting from product mix, cost reductions including automation projects and a focus on higher plant utilization. This guidance reflects an approximate increase in revenues of 25% and approximately 100% in net earnings per share.

The Company remains well positioned for future growth, augmented by the post year end equity financing which raised gross proceeds of $53.8 million, leaving the Company with a long term debt to equity ratio of approximately 0.33:1.00 and providing financial resources to grow the Company through a combination of internal growth and strategic acquisitions for the next several years. The Company had total assets at December 31, 2006 of $404,730,000 and net book value of $3.06 per share.

Steve Bromley, President and Chief Executive Officer of SunOpta commented, “Clearly 2006 was a year of significant improvements in many of our businesses including an internal growth rate within the range of 15 to 20% which we strive to achieve plus the addition of six strategic acquisitions which are all off to great starts in their first year. We have made a number of inroads on improving profitability as we leverage our assets, capital investments, IT infrastructure and selling, general and administrative platform. Unfortunately, these improvements were tempered by the results of our Sunflower business and the expense in dealing with our recall costs. We are confident however that these incidents are behind us and in dealing with them we have strengthened our organization including our risk management procedures and quality programs. We look forward to an exciting and profitable 2007.”

About SunOpta Inc.

SunOpta Inc. is an operator of high-growth ethical businesses, focusing on integrated business models in the natural and organic food, supplements and health and beauty markets. The Company has three business units: the SunOpta Food Group, which specializes in sourcing, processing and distribution of natural and organic food products integrated from seed through packaged products; the Opta Minerals Group, a producer, distributor, and recycler of environmentally friendly industrial materials; and the SunOpta BioProcess Group (soon to become SunOpta BioProcess Inc.) which engineers and markets proprietary steam explosion technology systems for the pulp, bio-fuel and food processing industries. Each of these business units has proprietary products and services that give it a solid competitive advantage in its sector.

Forward-Looking Statements

Certain statements included in this press release may constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to references to business strategies, competitive strengths, goals, capital expenditure plans, business and operational growth plans and references to the future growth of the business. These forward looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its interpretation of current conditions, historical trends and expected future developments as well as other factors that the Company believes are appropriate in the circumstance. However, whether actual results and developments will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to; general economic, business or market risk conditions; competitive actions by other companies; changes in laws or regulations or policies of local governments, provinces and states as well as the governments of United States and Canada, many of which are beyond the control of the Company. Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:
SunOpta Inc.	Investment Community Inquiries:
Jeremy N. Kendall, Chairman	Lytham Partners, LLC
Steve Bromley, President & CEO	Joe Diaz
Joseph Riz, Executive Vice President	Robert Blum
John Dietrich, Vice President & CFO	Joe Dorame
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103	Tel: 602-889-9700
susan.wiekenkamp@sunopta.com	diaz@lythampartners.com
Website: www.sunopta.com

SunOpta Inc.
Condensed Consolidated Statements of Earnings
For the three months ended December 31, 2006 and 2005
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	2006	2005	%
	$	$	Change

Revenues	163,506	122,070	33.9%

Cost of goods sold	135,438	103,011	31.5%

Gross profit	28,068	19,059	47.3%

Warehousing and distribution expenses	4,998	3,547	40.9%
Selling, general and administrative expenses	16,773	12,190	37.6%
Intangible amortization	931	431	116.0%

Earnings before the following	5,366	2,891	85.6%

Interest expense, net	(2,128)	(1,335)	(59.4%)
Other income (expense), net	(853)	(407)	(109.6%)
Foreign exchange	(418)	823	(150.8%)
	(3,399)	(919)	269.9%

Earnings before income taxes	1,967	1,972	(0.3%)

(Recovery of) provision for income taxes	(295)	376	(178.5%)

Net earnings before minority interest	2,262	1,596	41.7%

Minority interest	182	37	391.9%

Net earnings for the period	2,080	1,559	33.4%

Earnings per share for the period

Basic	0.04	0.03

Diluted	0.04	0.03

SunOpta Inc.
Condensed Consolidated Statements of Earnings
For the twelve months ended December 31, 2006 and 2005
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	2006	2005	%
	$	$	Change

Revenues	598,026	426,101	40.3%

Cost of goods sold	496,292	354,603	40.0%

Gross profit	101,734	71,498	42.3%

Warehousing and distribution expenses	16,114	13,455	19.8%
Selling, general and administrative expenses	59,272	41,498	42.8%
Intangible amortization	2,864	1,338	114.1%

Earnings before the following	23,484	15,207	54.4%

Interest expense, net	(7,021)	(3,417)	(105.5%)
Other income (expense), net	(1,147)	3,571	(132.1%)
Foreign exchange	(186)	1,341	(113.9%)
	(8,354)	1,495	(658.8%)

Earnings before income taxes	15,130	16,702	(9.4%)

Provision for income taxes	3,129	2,566	21.9%

Net earnings before minority interest	12,001	14,136	(15.1%)

Minority interest	1,042	578	80.3%

Net earnings for the year	10,959	13,558	(19.2%)

Earnings per share for the year

Basic	0.19	0.24

Diluted	0.19	0.24

SunOpta Inc.
Consolidated Balance Sheets As at December 31, 2006 and 2005
Unaudited
(Expressed in thousands of U.S. dollars)

	2006	2005
	$	$

Assets

Current assets
Cash and cash equivalents	954	5,455
Accounts receivable	73,599	57,608
Inventories	126,736	88,340
Prepaid expenses and other current assets	8,129	4,194
Current income taxes recoverable	1,829	1,847
Deferred income taxes	1,824	691
	213,071	158,135

Property, plant and equipment	87,487	77,257
Goodwill	49,457	42,429
Intangible assets	47,943	15,833
Deferred income taxes	5,615	5,854
Other assets	1,157	3,355
	404,730	302,863
Liabilities

Current liabilities
Bank indebtedness	40,663	20,799
Accounts payable and accrued liabilities	80,851	50,688
Customer and other deposits	957	544
Current portion of long-term debt	8,433	3,518
Current portion of long-term payables	1,736	723
	132,640	76,272

Long-term debt	69,394	55,538
Long-term payables	3,607	472
Deferred income taxes	12,156	1,381
	217,797	133,663

Minority Interest	10,230	9,116

Shareholders’ Equity

Capital stock	112,318	106,678
Authorized
Unlimited common shares without par value
Issued
57,672,053 (December 31, 2005 – 56,587,671) common shares
Contributed surplus	4,188	3,235
Retained earnings	51,338	40,379
Cumulative other comprehensive income	8,859	9,792
	176,703	160,084
	404,730	302,863

SunOpta Inc.
Consolidated Statements of Cash Flows
For the years ended December 31, 2006 and 2005
Unaudited
(Expressed in thousands of U.S. dollars)

	2006	2005
	$	$

Cash provided by (used in)

Operating activities
Net earnings for the year	10,959	13,558
Items not affecting cash;
Amortization	11,701	8,141
Deferred income taxes	72	776
Dilution gain, net	-	(6,516)
Write-down of trademarks	-	185
Minority interest	1,042	578
Other	942	1,759
Changes in non-cash working capital, net of businesses acquired	(15,212)	(26,006)
	9,504	(7,525)

Investing activities
Acquisition of companies, net of cash acquired	(33,188)	(20,920)
Purchases of property, plant and equipment	(10,911)	(14,165)
Proceeds from sale of property, plant and equipment	193	656
Other	2,510	(274)
	(41,396)	(34,703)

Financing activities
Increase in line of credit facilities	12,666	7,461
Proceeds from Opta Minerals share issuance	-	14,294
Borrowings under long-term debt	15,373	25,221
Repayment of long-term debt	(4,534)	(6,602)
Repayment of deferred purchase consideration	(356)	(1,027)
Proceeds from the issuance of common shares, net of issuance costs	4,501	946
Other	(390)	(984)
	27,260	39,309

Foreign exchange gain on cash held in foreign currency	131	293

Decrease in cash and cash equivalents during the year	(4,501)	(2,626)

Cash and cash equivalents - beginning of year	5,455	8,081

Cash and cash equivalents - end of year	954	5,455

SunOpta Inc.
Segmented Information
For the three and twelve months ended December 31, 2006
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Three months ended
	December 31, 2006
			SunOpta
	SunOpta	Opta Minerals	BioProcess and
	Food Group	Inc.	Corporate	Consolidated
	$	$	$	$

Total revenues to external customers	146,892	16,071	543	163,506

Segment Operating Income[1]	5,385	1,462	(1,899)	4,948

The SunOpta Food Group has the following segmented reporting:

	Three months ended
	December 31, 2006
				SunOpta
	SunOpta			Canadian
	Grains &	SunOpta	SunOpta	Food	SunOpta
	Foods	Ingredients	Fruit	Distribution	Food Group
	$	$	$	$	$

Total revenues from external customers	50,890	15,946	35,497	44,559	146,892

Segment Operating Income[1]	2,402	1,431	(361)	1,913	5,385

	Twelve months ended
	December 31, 2006
			SunOpta
	SunOpta	Opta Minerals	BioProcess and
	Food Group	Inc.	Corporate	Consolidated
	$	$	$	$

Total revenues to external customers	530,453	64,261	3,312	598,026

Segment Operating Income[1]	23,007	6,876	(6,585)	23,298

The SunOpta Food Group has the following segmented reporting:

	Twelve months ended
	December 31, 2006
				SunOpta
	SunOpta			Canadian
	Grains &	SunOpta	SunOpta	Food	SunOpta
	Foods	Ingredients	Fruit	Distribution	Food Group
	$	$	$	$	$

Total revenues from external customers	185,646	66,465	142,817	135,525	530,453

Segment Operating Income[1]	5,852	5,293	6,401	5,461	23,007

SunOpta Inc.
Segmented Information
For the three and twelve months ended December 31, 2005
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Three months ended
	December 31, 2005
			SunOpta
	SunOpta	Opta Minerals	BioProcess and
	Food Group	Inc.	Corporate	Consolidated
	$	$	$	$

Total revenues to external customers	111,296	8,562	2,212	122,070

Segment Operating Income[1]	4,670	402	(1,358)	3,714

The SunOpta Food Group has the following segmented reporting:

	Three months ended
	December 31, 2005
				SunOpta
	SunOpta			Canadian
	Grains &	SunOpta	SunOpta	Food	SunOpta
	Foods	Ingredients	Fruit	Distribution	Food Group
	$	$	$	$	$

Total revenues from external customers	39,842	16,311	29,792	25,351	111,296

Segment Operating Income[1]	2,115	1,118	1,232	205	4,670

	Twelve months ended
	December 31, 2005
			SunOpta
	SunOpta	Opta Minerals	BioProcess and
	Food Group	Inc.	Corporate	Consolidated
	$	$	$	$

Total revenues to external customers	386,541	34,659	4,901	426,101

Segment Operating Income[1]	16,245	3,808	(3,505)	16,548

The SunOpta Food Group has the following segmented reporting:

	Twelve months ended
	December 31, 2005
				SunOpta
	SunOpta			Canadian
	Grains &	SunOpta	SunOpta	Food	SunOpta
	Foods	Ingredients	Fruit	Distribution	Food Group
	$	$	$	$	$

Total revenues from external customers	148,084	63,953	74,628	99,876	386,541

Segment Operating Income[1]	8,005	3,784	3,165	1,291	16,245

1 (Segment Operating Income is defined as earnings (loss) before other income (expense), interest expense (net), income taxes and minority interest as disclosed in the companies consolidated financial statements)